TOROTEL, INC.
13402 South 71 Highway
Grandview, Missouri  64030


August 15, 1997



Dear Shareholder:

	You are cordially invited to attend the Annual Meeting (the "Meeting") of the Shareholders of Torotel, Inc. (the "Corporation") to be held at 2:00 p.m. local time on Monday, September 15, 1997, in the Royal Ballroom of the Adam's Mark Hotel, I-70 and the Truman Sports Complex, Kansas City,
Missouri, to elect the Board of Directors of the Corporation and transact business as set forth in the formal notice that follows.

	YOUR VOTE IS IMPORTANT. Whether or not you expect to attend the meeting, please sign and date the accompanying proxy and return it promptly in the enclosed postage paid envelope. If you decide to attend the meeting, you may revoke your proxy and vote your shares in person.

	As always, we appreciate your loyalty and support as a shareholder of the Corporation.


				Sincerely,


					/s/   Dale H. Sizemore, Jr.


					DALE H. SIZEMORE, JR.
					Chairman and Chief Executive Officer



TOROTEL, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held Monday, September 15, 1997



TO THE SHAREHOLDERS OF TOROTEL, INC.

	NOTICE is hereby given that the Annual Meeting (the "Meeting") of the Shareholders of Torotel, Inc., a Missouri corporation (the "Corporation"), will be held on Monday, September 15, 1997, at 2:00 p.m. local time in the Royal Ballroom of the Adam's Mark Hotel, I-70 and the Truman Sports Complex, Kansas City, Missouri, to:

	(1)     Elect a Board of Directors;

	(2) Transact such other business as may properly come before the Meeting, or any postponement or
	        adjournment thereof.

	Shareholders of record at the close of business on August
1, 1997, will be entitled to receive notice of and to vote at the Meeting.

	The accompanying Form of Proxy is solicited by the Board of Directors of the Corporation. Reference is made to the attached Proxy Statement for further information with respect to the business to be transacted at the Meeting.

	Shareholders are cordially invited to attend the Meeting in person. WHETHER OR NOT YOU EXPECT TO
ATTEND THE MEETING, PLEASE SIGN AND DATE THE
ACCOMPANYING PROXY AND RETURN IT PROMPTLY
IN THE ENCLOSED POSTAGE PAID ENVELOPE.  IF
YOU DECIDE TO ATTEND THE MEETING, YOU MAY
REVOKE YOUR PROXY AND VOTE YOUR SHARES IN
PERSON.



					BY ORDER OF THE
					BOARD OF DIRECTORS


					/s/   H. James Serrone


					H. James Serrone
					Secretary of Torotel, Inc.


					Kansas City, Missouri
					August 15, 1997





TOROTEL, INC.
13402 South 71 Highway
Grandview, Missouri  64030

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
To Be Held Monday, September 15, 1997

INFORMATION CONCERNING
VOTING AND PROXY SOLICITATION

Security Holders Entitled to Vote

	Holders of shares of the Common Stock of Torotel, Inc., a Missouri corporation (the "Corporation"), of record at the close of business on August 1, 1997, will be entitled to vote at the Annual Meeting of Shareholders (the "Meeting") to be held
Monday, September 15, 1997, at 2:00 p.m. local time, in the Royal Ballroom at the Adam's Mark Hotel, I-70 and the Truman Sports Complex, Kansas City, Missouri, and any postponement or adjournment thereof.

	This Proxy Statement, the enclosed Form of Proxy, the
Notice of Annual Meeting, and the accompanying 1997 Annual
Report to Shareholders, were initially distributed to shareholders on or about August 15, 1997.

	If the enclosed Proxy is properly executed and returned prior to voting at the Meeting, the shares represented thereby will be voted in accordance with any specifications made therein. In the absence of instructions, the shares will be voted "FOR" the nominees of the Board of Directors in the election of directors. A majority of the outstanding shares entitled to vote, represented in person or by proxy, is necessary to constitute a quorum to transact business at the Meeting. If a quorum is present, then the five nominees for Director receiving the greatest number of votes at the meeting will be elected Directors. Any shares not voted (whether by abstention, broker non-vote, or otherwise) will have no impact in the election of directors except to the extent the failure to vote for an individual results in another individual receiving a larger proportion of the total votes. The Corporation's shareholders will not have dissenters' rights of appraisal with respect to any of the actions to be taken at the Meeting.

	Shareholders who execute Proxies retain the right to revoke them at any time before they are voted by notifying the Secretary of the Corporation in writing, by delivering a duly authorized Proxy bearing a later date, or by attending the Meeting and declaring the intention of voting in person.

Cost of Solicitation

	The entire cost of this solicitation will paid by the Corporation. In addition, the Corporation may reimburse brokerage firms and others for their expenses in forwarding solicitation material regarding the Meeting to beneficial owners. In addition to solicitation by mail, officers and regular employees of the Corporation may solicit proxies from shareholders by telephone, telegram or personal interview. Such persons will receive no additional compensation for such services.

Voting Securities and Principal Holders Thereof

	The voting securities entitled to vote at the Meeting consist of shares of Common Stock of the Corporation. Each shareholder is entitled to one vote for each share of Common
Stock.  The number of issued and outstanding shares of Common
Stock (exclusive of treasury shares) at the close of business on August 1, 1997, was 2,808,749. The close of business on August
1, 1997, has been fixed by the Board of Directors as the record date for the determination of the shareholders who will be entitled to vote at the Meeting.

	The following persons beneficially owned more than 5% of the outstanding voting securities of the Corporation at the close of business on August 1, 1997:


 Name and Address
 of Beneficial                  Title of       Amount Beneficially    Percent
 Owner                          Class                Owned            of Class

	Richard A. Sizemore            Common            386,296   (a)         13.8%
	8356 Hallet
	Lenexa, KS  66215

	Linda V. Sizemore              Common            386,296   (b)         13.8%
	8356 Hallet
	Lenexa, KS  66215

	Paulette A. Durso              Common            355,943   (c)         12.7%
	3917 N.E. 59th St.
	Kansas City, MO  64119

	Gregory M. Sizemore            Common            390,938   (d)         13.9%
	12735 Mohawk Circle
	Leawood, KS  66209

	Julie Sizemore                 Common            390,938   (e)         13.9%
	12735 Mohawk Circle
	Lenexa, KS  66209

	Dale H. Sizemore, Jr.          Common            368,429   (f)         13.1%
	2705 W. 121st Terrace
	Leawood, KS  66209

	Carol J. Sizemore              Common            368,429   (g)         13.1%
	2705 W. 121st Terrace
	Leawood, KS  66209

	Peter B. Caloyeras             Common            191,000   (h)          6.8%
	2041 W. 139th Street
	Gardena, CA  90249

	Thomas E. Foster               Common            176,600   (i)          6.3%
	5506 Brite Drive
	Bethesda, MD  20817


(a) Richard A. Sizemore's direct ownership is 130,256 shares. Mr. Sizemore's indirect ownership is 256,040 shares. Of this amount, 15,666 shares are owned by Mr. Sizemore's wife, 39,868 shares are owned by Mr. Sizemore as trustee for his children, and 200,506 shares are owned by a General Partnership in which Mr. Sizemore is a general partner.

(b) Linda V. Sizemore's direct ownership is 15,666 shares. Mrs. Sizemore's indirect ownership is 370,630 shares. Of this amount, 130,256 shares are owned by Mrs. Sizemore's husband, 39,868 shares are owned by Mrs. Sizemore's husband as trustee for her children, and 200,506 shares are owned by a General Partnership in which Mrs. Sizemore's husband is a general partner.

(c) Paulette A. Durso's direct ownership is 121,749 shares. Ms. Durso's indirect ownership is 234,194 shares. Of this amount, 33,688 shares are owned by Ms. Durso as trustee for her children, and 200,506 shares are owned by a General
      Partnership in which Mrs. Durso is a general partner.

(d) Gregory M. Sizemore's direct ownership is 127,654 shares. Mr. Sizemore's indirect ownership is 263,284 shares. Of this amount, 15,666 shares are owned by Mr. Sizemore's wife, 47,112 shares are owned by Mr. Sizemore as trustee for his children, and 200,506 shares are owned by a General Partnership in which Mr. Sizemore is a general partner.

(e) Julie Sizemore's direct ownership is 15,666 shares. Mrs. Sizemore's indirect ownership is 375,272 shares. Of this amount, 127,654 shares are owned by Mrs. Sizemore's husband, 47,112 shares are owned by Mrs. Sizemore's husband as trustee for her children, and 200,506 shares are owned by a General Partnership in which Mrs. Sizemore's husband is a general partner.

(f) Dale H. Sizemore, Jr.'s direct ownership is 120,964 shares. Mr. Sizemore's indirect ownership is 247,465 shares. Of this amount, 14,351 shares are owned by Mr. Sizemore's wife, 32,608 shares are owned by Mr. Sizemore as trustee for his children, and 200,506 shares are owned by a General Partnership in which Mr. Sizemore is a general partner.

(g) Carol J. Sizemore's direct ownership is 14,351 shares. Mrs. Sizemore's indirect ownership is 354,078 shares. Of this amount, 120,964 shares are owned by Mrs. Sizemore's husband, 32,608 shares are owned by Mrs. Sizemore's husband as trustee for her children, and 200,506 shares are owned by a General Partnership in which Mrs. Sizemore's husband is a general partner.

(h) Mr. Caloyeras' direct ownership is 13,000 shares. Mr. Caloyeras' indirect ownership is 178,000 shares. Of this amount, 109,900 shares are owned by Mr. Caloyeras as sole trustee of the Caloyeras 1982 Revocable Trust, and
      68,100 shares are owned by the Caloyeras Family Partnership, a California limited partnership, the sole limited partners of which are the children of Mr. Caloyeras and the sole general partner of which is PBC, Inc., a California corporation, of which Mr. Caloyeras is the sole shareholder, director and officer.

(i)   Mr. Foster's direct ownership is 176,600.


Directors and Committees

	At the Meeting, five individuals will be Management's nominees for election as members of the Board of Directors until the next Annual Meeting of Shareholders, and until their successors have been elected. The Corporation's Articles of Incorporation authorize seven directors, which leaves two director positions vacant. The Proxies cannot be voted for a greater number of persons than the number of persons named herein.

	Management's nominees, all present members of the Board of Directors, are as follows: Ronald L. Benjamin, Christian
T. Hughes, Dr. Thomas L. Lyon, Jr., Dale H. Sizemore, Jr., and
Richard A. Sizemore.

	During the fiscal year ended April 30, 1997, the Board of Directors of the Corporation held seven meetings (including regularly scheduled and special meetings). Each of the incumbent directors being nominated for re-election attended 100% of the Board meetings held while he was a director. Christian T.
Hughes was compensated at the rate of $100 per Board meeting attended. Ronald L. Benjamin, Dr. Thomas L. Lyon, Jr., Dale H. Sizemore, Jr., and Richard A. Sizemore were compensated at the rate of $6,000 per fiscal year, plus $600 per Board meeting attended, and $400 per Committee meeting attended.

	If the enclosed Proxy is duly executed and received in time for the Meeting, and if no contrary specification is made as provided herein, it is the intention of the persons named therein to vote the shares represented thereby "FOR" the five persons nominated by the Board for election as directors of the Corporation. There will be cumulative voting for the election of directors. In cumulative voting, each share carries as many votes as there are vacancies to be filled, the shareholder being permitted to distribute the votes for all his shares among the nominees in any way he desires. Since five directors are nominated, each shareholder may cast that number of votes which is equal to the number of shares owned by him multiplied by five. If no choice is indicated on the enclosed Proxy, the persons named in the Proxies will cumulate the votes and distribute them among the nominees in their discretion. If a shareholder desires to cumulate his votes for the Directors in a particular manner, he should indicate the number of votes to be cast on the shareholder's behalf for each nominee immediately following that nominee's name on the Proxy. If any nominee should be unable to serve, the Proxy will be voted for such person as shall be designated by the Board of Directors to replace any such nominee. Management presently has no knowledge that any of the nominees will be unable to serve.

	The Corporation does not have a nominating committee. Christian T. Hughes and H. James Serrone are members of the Administrative Committee for the Employee Stock Purchase Plan.
Mr. Serrone is not a director but is an officer of the Corporation. The Committee receives its authority from the Plan and from the Board of Directors. This Committee administers and implements the Employee Stock Purchase Plan and determines eligibility of employees to participate therein. The Committee does not meet on a regular basis but meets as required. The Committee did not meet during the last fiscal year.

	Ronald L. Benjamin and Dr. Thomas L. Lyon, Jr. are members of the Audit Committee. The Committee held one meeting during the last fiscal year. In fulfilling its responsibilities, the Audit Committee's activities included, but were not limited to, review of internal accounting controls, and review of the financial activities, financial position and related consolidated reports of the Corporation.

	Ronald L. Benjamin, Dr. Thomas L. Lyon, Jr., and Dale
H. Sizemore, Jr. are members of the Compensation Committee.
The Committee held one meeting during the last fiscal year. The function of the


Strategic Planning Committee has been assumed by the Board of Directors. The Board of Directors has no other Committees performing similar functions.

	Biographical summaries concerning individuals nominated by the Board of Directors for election as directors, the Corporation's executive officers and significant employees, and information with respect to the number of shares of the Corporation's Common Stock beneficially owned by each of them directly or indirectly, as of August 1, 1997, are shown below. The number of shares beneficially owned by the following individuals includes shares, if any, held in the name of the spouse, minor children, or other relative of the individual living in his home, as well as shares, if any, held in the name of another person under an arrangement whereby the individual enjoys the right to vote or the use of the income, or whereby the individual can vest or revest title in himself at once or at some future time. The business address of each person listed below is 13402 South 71 Highway, Grandview, Missouri 64030. Dale H. Sizemore, Jr., both a
Director and executive officer, and Richard A. Sizemore, a Director, are brothers.

                                           Shares of Common Stock
Biographical Summaries of Nominees,         Beneficially Owned at    Percent
Executive Officers, and Significant
Employees                                    August 1, 1997          of Class

Dale H. Sizemore, Jr., age 45, Chairman
of the Board and Chief
Executive Officer of Torotel, Inc.              368,429               13.1%

Mr. Sizemore became a Director of the
Corporation in 1984.  He has
served as Chairman since 1995, and served as President from 1995 to
1996.  Mr. Sizemore was President of Kansas
Communications in
Lenexa, Kansas from 1983 to 1995.  Mr.
Sizemore has been Chairman
of the Board and Treasurer of Kansas
Communications, Inc. since
April 1995.

Christian T. Hughes, age 48, President
and Chief Operating Officer
of Torotel, Inc., President of Torotel
Products, Inc., and
OPT Industries, Inc.                                -0-                 0.0%

Mr. Hughes became a Director of the
Corporation in 1995.  He became
President and Chief Operating Officer
in 1996.  He became President
of Torotel Products in 1996, and President of OPT Industries in 1995.
He joined OPT in 1992 as Vice President of
Sales and Marketing, and
became Executive Vice President in 1993.
Prior to joining OPT,
Mr. Hughes was Vice President of Sales for
Hitran Corporation in
Flemington, New Jersey, from 1987 to 1992.

Ronald L. Benjamin, age 52, President
of Resource and
Development Group, Inc.                              -0-                0.0%

Mr. Benjamin became a Director of the
Corporation in 1993.  He has
been President of Resource and Development
Group in Lenexa, Kansas,
since 1985.  Mr. Benjamin is also a 50%
owner of Robinson Potato
Supply. He holds a B.S. degree in electrical engineering from Bucknell
University and received his M.B.A. from
Harvard University.

Dr. Thomas L. Lyon, Jr., age 53,
Professor and Academic Chair
of the Executive Fellows Program at
Rockhurst College                                    210                0.0%

Dr. Lyon became a Director of the
Corporation in 1993.  He is a
professor and Academic Chair of the
Executive Fellows Program at
Rockhurst College in Kansas City, Missouri.
Dr. Lyon is a past director
of the Graduate and Undergraduate Business
Division, has been Acting
Dean of the School of Management, and was the first director of
Rockhurst's M.B.A. Program. He has been at Rockhurst since 1975. He holds his B.A. in economics from Rockhurst, and his M.A. in economics and Ph.D. in economics and finance from the University of Missouri.

Richard A. Sizemore, age 37, President
of Interactive Design, Inc.                       386,296              13.8%

Mr. Sizemore became a Director of the
Corporation in 1995.  He has
been owner and President of Interactive
Design, Inc. in Lenexa, Kansas,
since 1987.  He holds a B.S. degree in
electrical engineering and an
M.B.A. from the University of Kansas.

	                                          Shares of Common Stock
Biographical Summaries of Nominees,         Beneficially Owned at     Percent
Executive Officers, and Significant
Employees                                      August 1, 1997        of Class


H. James Serrone, age 42, Vice President
of Finance and Chief
Financial Officer of Torotel, Inc.,
Torotel Products, Inc., and
OPT Industries, Inc., and Acting General
Manager of Torotel Products, Inc.                7,843   (a)             0.3%

Mr. Serrone joined Torotel in 1979,
became Controller in 1982,
and was named Vice President in 1993.
Mr. Serrone has served
as Vice President of Torotel Products
since 1992, and became
Vice President of OPT Industries in 1993.
He has been Acting
General Manager of Torotel Products since
August 1996.

All Directors and Executive Officers as
a Group (6 persons)                             762,778   (b)           27.2%


(a) H. James Serrone's beneficial ownership includes 4,927 shares which are acquirable within 60 days pursuant to the exercise
	     of outstanding stock options.

(b) The beneficial ownership of all directors and executive officers as a group includes 4,927 shares which are acquirable within
	     60 days pursuant to the exercise of outstanding stock options.


Executive Compensation

	The following table sets forth the compensation of the named executive officers for each of the Corporation's last three completed fiscal years.


Summary Compensation Table

                          Annual Compensation Long-Term Compensation   All
Name and                                                              Other
Principal Position         Year  Salary   Bonus   Options Awarded   Compensation

Dale H. Sizemore, Jr. (a)  1997  $  -0-   $  -0-       -0-            $  -0-
Chief Executive Officer    1996  $  -0-   $  -0-       -0-            $  -0-

Christian T. Hughes (b)    1997  $126,676 $36,000     37,500          $ 7,500
President and
Chief Operating Officer

Alfred F. Marsh (c)        1996  $ 24,078 $  -0-       -0-            $ -0-
Former President and       1995  $ 16,785 $  -0-       -0-            $ -0-
Chief Executive Officer


	(a) Dale H. Sizemore, Jr. became Chief Executive Officer effective August 4, 1996.

	(b) Christian T. Hughes became President and Chief Operating Officer effective September 16, 1996.

	(c) Alfred F. Marsh served as President and Chief Executive Officer during all of fiscal year 1995, and for the period of May 1 to August 3 of fiscal 1996.


Option Grants Table

	The following table sets forth the grants of stock options made to each of the named executive officers for the Corporation's last completed fiscal year.


Option Grants in Last Fiscal Year

                                                            Potential Realizable
                                                             Value at Assumed
                                                              Annual Rates of
             Number of   % of Total                             Stock Price
              Shares       Options                             Appreciation
	            Underlying  Granted to    Exercise               for Option Term
	             Options     Employees      Price    Date of
Name          Granted   in Fiscal Year Per Share Expiration   5% ($)  10% ($)

Dale H.
Sizemore,Jr.     -0-       0.0%         $  -0-       -        $  -0-   $ -0-

Christian T.
Hughes         30,000     20.0%         $ 1.00    12/4/06     $48,867  $77,811
	               7,500      5.0%         $ 1.00    12/4/01     $ 9,572  $12,079

Aggregated Option Exercises and Fiscal Year-End Option
Value Table

	The following table sets forth the aggregate stock option exercises made during the last completed fiscal year and the fiscal year-end option values for each of the named executive officers.


Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

                                                                 Value of
                                               Number of        Unexercised
                                              Unexercised       In-the-Money
                                               Options at        Options at
                        Shares               Fiscal Year-End   Fiscal Year-End
	                      Acquired     Value     Exercisable/      Exercisable/
Name                  on Exercise  Realized  Unexercisable     Unexercisable

Dale H. Sizemore, Jr.    -0-       $ -0-          -0-           $   -0-
	                                                 -0-           $   -0-

Christian T. Hughes      -0-       $ -0-          -0-           $   -0-
                                                 37,500         $ 42,188

Certain Relationships and Related Transactions

	Indebtedness to Former Officer

	The Corporation has a $429,000 promissory note with Alfred F. Marsh, former President of Torotel, Inc., dated July 10, 1996. The amount of this note consists of the principal sum of $250,000 from a note executed in April 1986, plus $179,000 of accrued unpaid interest. For the year ended April 30, 1997, the Corporation incurred $41,000 in interest on the note. The outstanding balance of this unsecured note bears interest at a fixed rate of 10% per annum. The note requires monthly principal and interest payments of $10,881, and matures on July 1, 2000. Under the terms of the note, no payments shall be made to Mr. Marsh as long as any default condition exists under the terms of the Corporation's credit agreement with Phillipsburg National Bank
& Trust Company, unless the bank has waived the default condition prior to any payment. As of April 30, 1997, the outstanding balance of the note was $384,000. The company has suspended all payments under the note due to the reasons discussed below in Item (a) under "Certain Transactions".

	Certain Transactions

	On May 6, 1997, Torotel Products, Inc., one of the Corporation's operating subsidiaries, was accepted into the Voluntary Disclosure Program of the United States Department of Defense, resulting from its failure to perform some required "thermal shock" testing as frequently as required, and inaccurately certifying that all required testing had been performed. As a result of the Corporation's investigation into the testing deficiencies, which was first reported in November 1996, the Corporation
recorded an estimated charge of $416,000 against earnings in its fiscal fourth quarter ended April 30, 1997. This amount is still subject to fluctuation as further evidence is investigated. The Corporation continues to cooperate as the government conducts its investigation and continues to pursue the existence of other damages. At this time, the Corporation is not certain when payment of the damage amount will be required; however, the Corporation does not anticipate making any payments during the
fiscal year ending April 30, 1998.   For the year ended April 30,
1997, the Corporation incurred legal costs of $203,000 for this investigation. The Corporation believes that certain of its former officers may have been responsible for the misconduct related to the test failures, and is evaluating ways of recovering the damages. In the meantime, the Corporation has suspended all payments under a note payable to a former officer.


Section 16(a) Beneficial Ownership Reporting Compliance

	As of the date of this Proxy Statement, all directors and officers are in compliance with the reporting requirements of
Section 16(a) of the Securities Exchange Act of 1934. To the best of Management's knowledge, all beneficial owners of more than 10% of the outstanding common shares of the Corporation are in compliance as well.


Appointment of Auditors

	The Board of Directors has appointed Grant Thornton
LLP as the Corporation's independent certified public accountants, to audit the financial statements of the Corporation and its subsidiaries for the fiscal year ending April 30, 1998. Grant Thornton LLP has served as the Corporation's auditors since September 1980. A representative of Grant Thornton LLP will be present at the Meeting. An opportunity will be provided for the representative to make a statement, if so desired, and to respond to appropriate shareholder questions.


Other Matters

	The Board of Directors knows of no other matters that may properly be, or which are likely to be, brought before the Meeting. However, if any other matters are properly brought before the Meeting, the persons named in the enclosed Proxy or their substitutes will vote in accordance with their best judgment on such matters.


Shareholder Proposals

	Any proposals which a shareholder intends to present at the Annual Meeting of Shareholders to be held on Monday, September 21, 1998, must be received by Torotel, Inc. on or before May 15, 1998, in order for such proposal to be included in the Corporation's Proxy Statement and Form of Proxy.



						BY ORDER OF THE
						BOARD OF DIRECTORS


						/s/   H. James Serrone


						H. James Serrone
						Secretary of Torotel, Inc.